Press Information The Dow Chemical Company Midland, MI 48674 dow.com

FOR IMMEDIATE RELEASE

Dow Sets Final Exchange Ratio of 2.9318 for Chlorine Value Chain Business Exchange Offer and Announces Automatic Extension of Exchange Offer to 8:00 a.m., New York City time, on October 5, 2015

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Dow announces the final exchange ratio for the exchange offer related to the split-off of a significant portion of its chlorine value chain, which will create an industry leader in chlor-alkali and derivatives with revenues approaching $7 billion.

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The exchange offer allows Dow shareholders to exchange their shares of Dow common stock for Blue Cube Spinco Inc. (“Splitco”) common stock, which will convert into shares of Olin common stock upon completion of the proposed transaction, providing Dow shareholders the opportunity to own shares in the combined company, which expects to benefit from an improved geographic reach, clear global leadership position and potential annualized cost synergies of at least $200 million.

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The exchange offer is a key element of the split-off transaction which maximizes shareholder value by facilitating the merger of Splitco and Olin, a merger which is highly complementary to the strategic objectives of both companies.

MIDLAND, Mich.– September 30, 2015 – The Dow Chemical Company  (“Dow”) (NYSE:DOW) announced today that the final exchange ratio for its exchange offer for shares of common stock of Dow will be 2.9318 shares of common stock of Blue Cube Spinco Inc. (“Splitco”), for each share of Dow common stock validly tendered and not properly withdrawn. The split-off transaction is a key step in the previously announced separation, from Dow, of its U.S. Gulf Coast Chlor-Alkali and Vinyl, Global Chlorinated Organics and Global Epoxy businesses into Splitco and merger of Splitco with a subsidiary of Olin Corporation (“Olin”) (NYSE:OLN). The exchange offer provides Dow shareholders with the opportunity to exchange their shares of Dow common stock for shares of Splitco common stock, which will convert into the right to receive 0.87482759 shares of Olin common stock upon completion of the proposed transaction.

As a result, Dow shareholders who tendered their shares of Dow common stock in the exchange offer will receive approximately 2.5648 shares of Olin common stock (subject to receipt of cash in lieu of fractional shares) for each share of Dow common stock accepted for exchange. The exchange is expected to be tax-free to participating Dow shareholders for U.S. federal income tax purposes.

Dow is offering 100,000,000 shares of Splitco common stock for shares of Dow common stock.  Based on the final exchange ratio, Dow will accept for exchange a maximum of 34,108,738 shares of Dow common stock in the exchange offer.

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Dow Sets Final Exchange Ratio of 2.9318 for Chlorine Value Chain Business Exchange Offer

The final calculated per-share value of the shares of Dow common stock and the final calculated per-share value of shares of Splitco common stock, in each case determined in the manner described in the Prospectus dated September 2, 2015 (the “Prospectus”), would have resulted in an exchange ratio higher than the upper limit of 2.9318. Accordingly, the final exchange ratio has been set at 2.9318 shares of Splitco common stock for each share of Dow common stock accepted in the exchange offer. Based on the final calculated per-share value of Dow common stock and the final calculated per-share value of Splitco common stock, in each case determined in the manner described in the Prospectus, tendering shareholders will receive approximately $1.02 of Olin common stock for each $1.00 of Dow common stock accepted for exchange.

Because the upper limit is in effect, the exchange offer has been automatically extended to 8:00 a.m., New York City time, on October 5, 2015. Accordingly, Dow shareholders may tender or withdraw their shares of Dow common stock until that time by following the procedures described in the Prospectus, the Letter of Transmittal and the Exchange and Transmittal Information Booklet. The Merger is expected to occur after the completion of the exchange offer. The transactions are subject to customary closing conditions.

Because the exchange offer will be subject to proration if it is oversubscribed, the number of shares of Dow common stock that Dow accepts in the exchange offer may be less than the number of shares validly tendered.  If the exchange offer is consummated but not fully subscribed, Dow will distribute all of the shares of Splitco common stock it continues to own as a pro rata dividend to all Dow shareholders whose shares of Dow common stock remain outstanding and have not been accepted for exchange in the exchange offer.

For more information about the proposed transaction, please visit Dow’s website at www.dow.com. For more information about Dow’s split-off exchange offer, please contact the information agent, Georgeson.
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About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from the intersection of chemical, physical and biological sciences to help address many of the world's most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow's integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high-growth sectors such as packaging, electronics, water, coatings and agriculture. In 2014, Dow had annual sales of more than $58 billion and employed approximately 53,000 people worldwide. The Company's more than 6,000 product families are manufactured at 201 sites in 35 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

Dow Sets Final Exchange Ratio of 2.9318 for Chlorine Value Chain Business Exchange Offer

Forward-Looking Statements
Note: The forward looking statements contained in this document involve risks and uncertainties that may affect TDCC’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that TDCC’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws. This document also contains statements about TDCC’s agreement to separate a substantial portion of its chlor-alkali and downstream derivatives business, distribute the business to TDCC shareholders and then merge it with a subsidiary of Olin Corporation (the “Transaction”). Many factors could cause actual results to differ materially from these forward-looking statements with respect to the Transaction, including risks relating to the completion of the transaction on anticipated terms and timing, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, Olin’s ability to integrate the business successfully and to achieve anticipated synergies, and the risk that disruptions from the Transaction will harm TDCC’s or Olin’s business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on TDCC’s or Olin’s consolidated financial condition, results of operations or liquidity. TDCC does not assume any obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Important Notices and Additional Information
In connection with the proposed Transaction, Splitco has filed, and the SEC declared effective September 2, 2015, a registration statement on Form S-4/S-1 containing a prospectus and Olin has filed, and the SEC declared effective September 2, 2015, a registration statement on Form S-4 containing a prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND ANY FURTHER AMENDMENTS WHEN THEY BECOME AVAILABLE AS WELL AS ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the prospectuses and other documents filed by TDCC, Splitco and Olin with the SEC at the SEC's web site at http://www.sec.gov. Free copies of these documents  and each of the companies’ other filings with the SEC may also be obtained from the respective companies by directing a written request to Olin at 190 Carondelet Plaza, Clayton, MO 63105. Attention: Investor Relations or TDCC or Splitco at The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For further information contact:
Emily Parenteau	Information Agent:
The Dow Chemical Company	Georgeson
+1.989.636.7904	1-888-566-8006
ebparenteau@dow.com	+1-781-575-3340

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